Exhibit 10.20

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

Fourth Amendment to the Third Amended and Restated Agreement of Limited
Partnership of Prentiss Properties Acquisition Partners, L.P.

RECITALS

Belmar Real Estate Corporation desires to assign and Belrose Realty Corporation (“Assignee”) desires to acquire 350,000 8.30% Series B Preferred Units of the Partnership.

Pursuant to Article XI of the Third Amended and Restated Agreement of Limited Partnership, dated as of October 1, 2001, as amended by amendments dated December 18, 2001, January 3, 2002 and March 19, 2002 (as so amended, the “Agreement”), of the Partnership, Prentiss Properties I, Inc. as the sole general partner of the Partnership (the “General Partner”), desires to amend the Agreement to admit Assignee as a Substitute Limited Partner with respect to the Assigned Units; terms being used herein as defined in the Agreement.

NOW, THEREFORE, the General Partner hereby adopts the following amendment to the Agreement.

1.    Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.    Notwithstanding anything to the contrary in Section 4.02 (d) (viii) or elsewhere in the Agreement, none of the 8.30% Series B Preferred Units held by Belrose Realty Corporation may be exchanged for Series B Preferred Shares prior to January 1, 2012.

3.    Assignee accepts and agrees to be bound by the terms and provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner, Assignor and the Assignee have executed this Fourth Amendment as of July 30, 2002.

GENERAL PARTNER

PRENTISS PROPERTIES I, INC.

By:	/s/ MICHAEL A. ERNST
Name: Michael A. Ernst Title: Executive Vice President Chief Financial Officer

ASSIGNEE AND SUBSTITUTE LIMITED PARTNER:

BELROSE REALTY CORPORATION

By:	/s/ WILLIAM R. CROSS
Name: William R. Cross Title: Vice President

ASSIGNOR:

BELMAR REALTY CORPORATION

By:	/s/ WILLIAM R. CROSS
Name: William R. Cross Title: Vice President

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